UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): March 24, 2016

CACHET FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18671 Lake Drive East

Southwest Tech Center A

Minneapolis, MN 55317

(Address of principal executive offices) (Zip Code)

(952) 698-6980

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sale of Equity Securities.

Cachet Financial Solutions, Inc. (the “Company” ) has completed the following unregistered sales of equity securities:

On February 2, 2016, Company issued 465,000 shares of common stock to a service provider in exchange for services.

On March 2, 2016, the Company issued a warrant to a debt holder in connection with the extension of indebtedness to purchase 75,000 shares of common stock exercisable at $0.35 per share subject to typical anti-dilution adjustments. The warrant is exercisable for a period of five years.

On March 14, 2016, a private investor converted shares of the Company’s Series C Preferred Stock into 164,002 shares of our common stock at an effective conversion price of $0.33 per share.

Between March 2, 2016 and March 7, 2016, private individuals exercised previously issued warrants to purchase 1,242,075 shares of common stock at a price of $0.33 per share resulting in aggregate proceeds of $408,643.

From February 25, 2016 through the date hereof the Company sold 1,651,351 shares of common stock in a private placement to private individuals at a price of $0.37 per share together with warrants to purchase 825,676 shares of common stock. The aggregate proceeds were $611,000. The warrants are exercisable at $0.46 per share for five years and contain typical anti-dilution adjustments. The Company incurred sales commissions of $36,660 and will issue warrants equal to 3% of the common stock sold.

All of the foregoing issuances were made in private placements, involving no public offering, pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHET FINANCIAL SOLUTIONS, INC.:
(Registrant)

By:	/s/ Bryan Meier
Bryan Meier
Executive Vice President and Chief Financial Officer

Dated: March 24, 2016

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